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                                                                 Exhibit 5.0
                                November 7, 2003





Board of Directors
First United States Corporation
4261 Northside Drive
Atlanta, Georgia  30327

         Re:  First United States Corporation
              SB-2 Registration Statement, and related Prospectus

Gentlemen:

         As counsel to First United States Corporation ("Registrant"), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus ("Registration Statement"), related to the registration of 200,000 units, comprising 1,000,000 shares of common stock and 1,000,000 redeemable warrants, I have examined the certificate of incorporation and by-laws of the Registrant, and such other legal documents and materials as I have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this firm that:

         The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of its incorporation.

         The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly issued, fully paid and nonassessable in accordance with the general requirements of Delaware law, including the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         I hereby consent to the use of the opinion of this firm as Exhibit 5.0 to the Registration Statement and further consent to the reference to its name in such Registration Statement, as amended.

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                                            Very truly yours,

                                            THOMAS PROUSALIS, P.L.L.C.



                                             By: _________/s/______________
                                                 Thomas T. Prousalis, Jr.





TTP:mc
cc:  Habif, Arogeti & Wynne, LLP
     Securities and Exchange Commission